UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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OWENS REALTY MORTGAGE, INC.
(Name of Registrant as Specified In Its Charter)

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April 23, 2014

To our Stockholders:

     It is my pleasure to invite you to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Owens Realty Mortgage, Inc. (the “Company”) to be held on Thursday, May 29, 2014 at 1:00 p.m., Pacific Daylight Time, at the Walnut Creek Marriott, 2355 N. Main Street, Walnut Creek, CA 94596. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

    Your vote is very important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. I hope that you will vote as soon as possible. Please review the instructions described in the Proxy Statement and attached proxy card, which explain how to vote via Internet, phone, or mail.

     On behalf of your Board of Directors, thank you for your ongoing support of the Company.

                         Sincerely,

                         William C. Owens
                         Chairman and Chief Executive Officer

Owens Realty Mortgage, Inc.
2221 Olympic Boulevard
Walnut Creek, California 94595

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2014

To the Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to the 2014 annual meeting of stockholders (the “Annual Meeting”) of Owens Realty Mortgage, Inc. a Maryland corporation (“ORM” or the “Company”), to be held at the Walnut Creek Marriott, 2355 N. Main Street, Walnut Creek, CA 94596, on May 29, 2014, at 1:00 p.m. Pacific Daylight Time, to consider and vote on the following matters:

1.	To elect one director to serve for a term continuing until the annual meeting of stockholders held in 2017 and until his successor is duly elected and qualified;

2.	To vote upon the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company at the close of business on April 17, 2014 are entitled to receive notice of, and vote at, the Annual Meeting and any postponements or adjournments thereof.   The Company urges you to vote promptly. You may vote by completing, signing and returning the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Internet and telephone voting procedures are discussed in the Proxy Statement and on the proxy card. For shares held through a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

To attend the Annual Meeting in person, please register in advance by sending an email to investors@owensmortgage.com or by phone at (925) 935-3840.  Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership as of the record date and government-issued photo identification (such as a valid driver’s license or passport). If you hold shares directly in your name as the stockholder of record, proof of ownership would include a copy of your account statement. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

By Order of the Board of Directors,

        Bryan H. Draper
Chief Financial Officer, Treasurer and Secretary
Walnut Creek, California
April 23, 2014
Enclosures

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NOTE REGARDING THIS PROXY STATEMENT

As previously announced, as part of a plan to reorganize our business operations so that, among other things, we could elect to qualify as a real estate investment trust (a “REIT”) for federal income tax purposes, effective May 20, 2013, Owens Mortgage Investment Fund, a California Limited Partnership (the “Predecessor” or “OMIF”) merged with and into Owens Realty Mortgage, Inc., a Maryland corporation (“ORM”) with ORM as the surviving corporation (the “Merger”), and ORM commenced conducting all of the business conducted by the Predecessor.  Upon consummation of the Merger, limited partners of the Predecessor received one share of common stock, par value $0.01 per share, of ORM (the “Common Stock”), for every 25 limited partner units of the Predecessor that they owned, and certain units of the Predecessor representing the general partner interest of Owens Financial Group, Inc. were also exchanged for Common Stock as is discussed in further detail in the Company’s Annual Report on Form 10-K.

In addition, following the Merger the Company established a new Board of Directors, Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee and established new and additional governance guidelines discussed further in this Proxy Statement. The rights of the stockholders of the Company are now governed by Maryland law and the charter, bylaws and other governing documents of ORM.

References to Owens Realty Mortgage, Inc. and its subsidiaries, “ORM,” the “Company,” “we”, “us”, or “our” in this Proxy Statement have the following meanings, unless we specifically state or the context requires otherwise:

•	For periods prior to May 20, 2013: the Predecessor and its subsidiaries;

•	For periods from and after May 20, 2013: ORM and its subsidiaries.

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Owens Realty Mortgage, Inc.
2221 Olympic Boulevard
Walnut Creek, California 94595

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2014

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (“Board” or “Board of Directors”) of Owens Realty Mortgage, Inc., a Maryland corporation (“ORM”, the “Company”, “we”, “our” or “us”), for use at ORM’s 2014 annual meeting of stockholders (the “Annual Meeting”) to be held at  the Walnut Creek Marriott, 2355 N. Main Street, Walnut Creek, California 94596, on May 29, 2014, at 1:00 p.m., Pacific Daylight Time, or at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and our annual report to stockholders, which includes our Annual Report on Form 10-K with audited financial statements for the year ended December 31, 2013, are first being sent to our stockholders on or about April 23, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 29, 2014: This Proxy Statement and our Annual Report on Form 10-K are available on the internet at www.owensmortgage.com. On this site, you will be able to access this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

QUESTIONS AND ANSWERS ABOUT VOTING YOUR SHARES

Why am I receiving these materials?
ORM’s Board of Directors is providing these proxy materials to you in connection with ORM’s Annual Meeting to be held on May 29, 2014. Stockholders are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?	These materials include: ● our Proxy Statement and a proxy card for the Annual Meeting; and ● our 2013 Annual Report on Form 10-K, which includes our audited consolidated financial statements.
What proposals are being presented at the Annual Meeting?
ORM intends to present proposals numbered 1 and 2 for stockholder consideration and voting at the Annual Meeting.  These proposals are for:

1.  Election of one member of ORM's Board of Directors to serve until the annual meeting of stockholders in 2017 and until his successor is duly elected and qualified; and

2.  Ratification of the appointment of Crowe Horwath LLP as ORM's independent registered public accounting firm for the year ending December 31, 2014.

The Board is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth herein.  If any other matters requiring a vote of stockholders arise at the Annual Meeting, it is the intention of the persons named in the proxies to vote on such matter in accordance with their discretion.

What is the ORM Board’s voting recommendation?
ORM’s Board of Directors recommends that you vote FOR the election of the nominee listed in this Proxy Statement to serve on our Board until our 2017 annual stockholders meeting and until his successor is duly elected and qualified, and FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2014.

What is a quorum?
A quorum is necessary to hold a valid meeting.  The presence, in person or by proxy, of holders of ORM common stock (“Common Stock”) entitled to cast a majority of all the votes entitled to be cast shall constitute a quorum for the Annual Meeting.  If there are not sufficient votes present for a quorum or to approve or ratify any of the proposals at the time of the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting in order to permit further solicitation of proxies by the Company.

Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on the proposal relating to the election of the director.

What vote is required in order to approve each proposal?
For Proposal 1: Election of Director, the affirmative vote of the holders of Common Stock having a “plurality” of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting is required. In the context of the election of one director at the Annual Meeting, it means that the director candidate receiving the highest number of FOR votes cast will be elected. Votes "withheld" from the director nominee therefore will have no effect on the outcome of this vote.

For Proposal 2: Ratification of the Appointment of Independent Accounting Firm, the affirmative vote of the holders of Common Stock having a majority of the votes cast on such proposal at the Annual Meeting is required.  For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Who is entitled to vote?
The Board of Directors has fixed the close of business on April 17, 2014, as the record date, and only stockholders of record on the record date are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the record date, there were 10,768,001 shares of our Common Stock outstanding

How many votes do I have?
Holders of record of our Common Stock on the record date will be entitled to one vote per share for the director to be elected at the Annual Meeting and to one vote per share on each other matter presented at the Annual Meeting.

How do I attend the Annual Meeting?
To attend the Annual Meeting in person, please register in advance by sending an email to investors@owensmortgage.com or by phone at (925) 935-3840.

Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and government-issued photo identification (such as a valid driver’s license or passport). If you hold shares directly in your name as the stockholder of record, proof of ownership would include a copy of your account statement. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement.

How do I vote?
If your ORM shares are registered in your name, you may vote your shares in person at the Annual Meeting or by proxy. You can vote by proxy via Internet, phone or mail. Please follow the instructions provided on the proxy card or voting instruction card.

If you hold your Common Stock in an account with a bank, broker or other nominee (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank, broker or other nominee.

May I revoke my proxy or change my vote?
Yes.  You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Notices of revocation of proxies delivered by mail must be sent and delivered to the Company’s principal offices at 2221 Olympic Boulevard, Walnut Creek, CA 94595, Attention: Bryan Draper, Secretary.

Who will count the vote?	A representative of Computershare, Inc. will tabulate the votes and act as the inspector of election.
Who will bear the cost of soliciting votes for the Annual Meeting?
ORM will pay the cost of soliciting proxies on the form accompanying these proxy materials. In addition to the use of mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by ORM’s directors and officers and by employees of Owens Financial Group, Inc., the Company’s external manager (the “Manager”), who will not receive any additional compensation for such solicitation activities. In addition, ORM may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Where can I find the voting results of the Annual Meeting?
ORM will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTOR

On November 12 , 2013, the Company acted by resolution of the Board of Directors to elect to be subject to all of the provisions of Sections 3-803, 3-804 and 3-805 of Title 3, Subtitle 8 of the Maryland General Corporation Law (“MGCL”). As a result of the Company’s election to be subject to Section 3-803 of the MGCL, the Board is now classified into three separate classes of directors.  Directors in each class are elected for a staggered term of three-years each, with a term of office of only one of these three classes of directors expiring each year.  Previously, the Board consisted of a single class of directors, with directors required to stand for election every year.

The Class I director, M. Lyman Bates, Jr., has a term expiring at the Annual Meeting upon the election and qualification of his successor. There are also two Class II directors with initial terms continuing until the annual meeting of stockholders in 2015 and until their successors are elected and qualified, and two Class III directors with initial terms continuing until the annual meeting of stockholders in 2016 and until their successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting of stockholders will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified, or until their earlier death, resignation or removal.

The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, Mr. Bates (the “Nominee”) to stand for re-election at the Annual Meeting and to hold office until the annual meeting of stockholders to be held in 2017 and until his successor is duly elected and qualified. The Nominee has agreed to serve as a director if elected and has consented to being named as a nominee. Accordingly, the Board has no reason to believe that the Nominee will be unable or unwilling to serve. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the Nominee named herein. If Mr. Bates should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated as a replacement by the Nominating and Corporate Governance Committee and by the Board.

Information about the Director Nominee and the Continuing Directors

The Board is comprised of five members divided into three classes serving staggered terms.  Mr. Bates  is the Class I director nominated for re-election at the Annual Meeting, Bryan H. Draper and James M. Kessler  are Class II directors, and William C. Owens and Dennis G. Schmal are Class III directors.. Our charter and bylaws, and the provisions of Section 3-804 of Title 3, Subtitle 8 of the MGCL applicable to the Company, provide that only the Board may increase or decrease the number of directors, but the number of directors may never be less than the minimum required by the MGCL (which is one) nor, (unless our bylaws are amended) more than 15.

As a result of our adoption of the provisions of Section 3-804 of Title 3, Subtitle 8 of the MGCL, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the board of directors, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Mr. Bates, the Nominee for election as a director at the Annual Meeting, has been evaluated by the Nomination and Corporate Governance Committee pursuant to the guidelines described below under “Governance of Our Company—Director Qualifications” and the determination has been made that he fulfills and exceeds the qualities that we look for in members of our Board.  There is no familial relationship among any of the members of our Board or our executive officers. Messrs. Owens and Draper are affiliates of our Manager and are not independent under the listing standards and related rules of the NYSE MKT (the “NYSE MKT rules”).  Each of Messrs. Schmal, Kessler and Bates is independent as defined in the NYSE MKT rules. See “Governance of Our Company— Director Independence.”

The information set forth below is as of March 31, 2014 for the Company’s director Nominee and each of the Company’s continuing directors. The business address of the Nominee and each of the continuing directors is c/o Owens Realty Mortgage, Inc., 2221 Olympic Boulevard, Walnut Creek, California 94595.

Nominee for Class I Director (Current term expires at the 2014 Annual Meeting):

M. Lyman Bates, Jr. – Mr. Bates, age 71, has been a member of our Board since the consummation of the merger (the “Merger”) of our predecessor, Owens Mortgage Investment Fund, a California limited partnership (“OMIF”) with and into the Company on May 20, 2013.  From 2005 to 2013, Mr. Bates served as a consultant to Deloitte & Touche LLP as a Regional Compliance Officer.  From 1976 to 2005, Mr. Bates served as an Audit Partner for Deloitte & Touche LLP.  He participated in and managed audit engagements in the real estate, construction, high tech, leasing and retail industries ranging from private start-ups to $30 billion public corporations.  He served as the National Audit Partner for the leasing industry for over ten years.  Mr. Bates received a B.A. degree from Williams College and a M.B.A. with a concentration in accounting from Stanford University in 1966.  He is a Certified Public Accountant licensed in California and a member of the American Institute of Certified Accountants.

Mr. Bates’ extensive experience in audit, accounting and other financial matters, as well as his familiarity with leasing and real estate industries, make him well qualified to serve as a director of the Company and strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Class II Directors (Terms Expire at the 2015 Annual Meeting):

Bryan H. Draper – Mr. Draper, age 56, has been our Secretary and Treasurer since our inception in 2012, our Chief Financial Officer since January 2013, and a member of our Board since the consummation of the Merger on May 20, 2013.  He has also been Chief Financial Officer and Corporate Secretary of our Manager since December 1987, and a member of the Board of Directors of the Manager since January 1997. Mr. Draper is also currently the chief financial officer of Investors Yield, Inc. (a California Trust Company) which is owned 100% by the Manager. Mr. Draper is expected to continue as a director and Corporate Secretary and Chief Financial Officer of the Manager until he resigns or is replaced by a vote of the Manager’s stockholders and board of directors, respectively.  Mr. Draper is a certified public accountant and is responsible for all accounting, finance, and tax matters for the Manager. Mr. Draper received a Master’s degree in business administration from the University of Southern California in 1981.

Mr. Draper’s extensive experience in the mortgage financing and real estate industries, his deep knowledge of our business as our Chief Financial Officer and as the Chief Financial Officer of our Manager, as well as his expertise in accounting and financial matters make him well qualified to serve a director of the Company and strengthens our Board’s collective qualifications, skills, experience and viewpoints.

James M. Kessler – Mr. Kessler, age 61, has been a member of our Board since the consummation of the Merger on May 20, 2013.  He has been the President of Stonehenge Property Group, a private real estate development and advisory services company, since its inception in August 2005.  Mr. Kessler founded Stonehenge Property Group and is responsible for all of its operations including budgets, business plans, property acquisition and development, financing and leasing.  From January 2004 to July 2005, he was the founder and principal of Highland Development Company, a retail acquisition and development company that was part of the Marcus & Millchap group of companies.  From April 2002 to October 2003, Mr. Kessler served as the Chief Operating Officer of ScanlanKemperBard Companies, a private real estate investment firm.  From July 1999 to February 2002, he served as the Chief Development Officer of Federal Realty Investment Trust, a publicly traded REIT.  While at Federal Realty Investment Trust, Mr. Kessler was responsible for establishing and managing regional and satellite offices, development, redevelopment, construction, operations, asset management and leasing.  From December 1989 to July 1999, Mr. Kessler was the Chief Development Officer of Burnham Pacific Properties/The Martin Group, a publically traded REIT.  From 1985 to December 1989, he served as the Director of Marketing of Transpacific Development, a private real estate development and management company.  Mr. Kessler received his bachelor’s degree in business administration and management from Golden Gate University in 1981.

Mr. Kessler’s extensive experience in the real estate investment, development and management industries and his senior management positions in two publicly traded REITs make him well qualified to serve as a director of the Company and strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Class III Directors (Terms Expire at the 2016 Annual Meeting):

William C. Owens – Mr. Owens, age 63, has been our President and a Board member since our inception in 2012, and our Chief Executive Officer since January 2013.  He has also been President of our Manager since April 1996, and a member of the Board of Directors and the Loan Committee of the Manager and the Chief Executive Officer of the Manager. Mr. Owens is expected to continue as a director and President and Chief Executive Officer of the Manager until he resigns or is replaced by a vote of the Manager’s stockholders and board of directors, respectively. From 1979 until April 1996, he served as a Senior Vice President of the Manager. Mr. Owens is also currently the president of Investors Yield, Inc. (a California Trust Company) which is owned 100% by the Manager. Mr. Owens has been active in real estate construction, development, and mortgage financing since 1973. Prior to joining Owens Mortgage Company in 1979, Mr. Owens was involved in mortgage banking, property management and real estate development.  As President of the Manager, Mr. Owens is responsible for the overall activities and operations of the Manager, including corporate investment, operating policy and planning.  In addition, he is responsible for loan production, including the underwriting and review of potential loan investments.  Mr. Owens is a licensed real estate broker.

Mr. Owens’ extensive experience in mortgage financing and real estate industries, his deep knowledge of our business as our Chief Executive Officer and as the Chief Executive Officer of our Manager, and his prior leadership experience make him well qualified to serve as Chairman of our Board and strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Dennis G. Schmal – Mr. Schmal, age 67, has been a member of our Board since the consummation of the Merger on May 20, 2013. Since 2003, Mr. Schmal has served as a director and a member of the audit (chairman), nominating, and compensation committees of Merriman Holdings, Inc., a securities and investment banking firm.  Mr. Schmal has also served as a director, and is the chairman of the audit committees, of the public investment funds overseen by three asset management complexes, AssetMark GuideMark/GuidePath Funds (since 2006), the Wells Fargo ASGI Hedge Funds (since 2008), and the Cambria ETF Series (since 2013). In addition, Mr. Schmal has served as chairman of the board of directors of Pacific Metrics Corporation, a private company in the educational assessment/software field, since 2005. Mr. Schmal served as chairman of the board of directors of a technology industry startup, Sitoa Global Inc., from January 2012 until April 2013. From August 2004 to November 2011, he served as a member of the board of directors, audit committee (chairman) and compensation committee of Varian Semiconductor, a semiconductor equipment manufacturer.  From October 2008 to May 2011, he served as a director and chairman of the audit committee of Grail Advisors EFT Trust, an exchange traded fund complex.  From September 2006 to May 2008, Mr. Schmal served as a director and chairman of the audit committee of North Bay Bancorp, a bank holding company.  From February 1972 to April 1999, Mr. Schmal was employed by Arthur Andersen LLP, primarily as a partner overseeing the delivery of accounting and audit services. During his career with Arthur Andersen LLP, Mr. Schmal specialized in working with companies in the financial services sector, including the commercial banking, securities/investment banking and asset management industries.  Mr. Schmal received a Bachelor of Science in Business Administration – Finance and Accounting Option from California State University, Fresno in 1972 and holds a CPA certificate (retired).

Mr. Schmal’s extensive experience serving on boards and the audit and other key committees of multiple private and public companies, as well as his extensive expertise in accounting and financial matters, make him well qualified to serve as a director of the Company and strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Conclusion and Recommendation; Vote Required

A plurality of all of the votes cast on the proposal at the Annual Meeting at which a quorum is present is necessary to elect a director.

A stockholder can vote for or withhold his or her vote from the nominee. However, because directors are elected by a plurality vote, votes withheld from the director nominee will have no effect on the outcome of the vote with respect to the election of a director. Abstentions and broker non-votes will not be counted as votes cast, although they will be considered present for the purpose of determining the presence of a quorum. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTING FIRM

The audit committee of our Board (the “Audit Committee”) has appointed Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2014 and is submitting the selection of Crowe Horwath LLP to the stockholders for ratification.  Crowe Horwath LLP has audited our financial statements for the fiscal years ended December 31, 2013 and 2012. Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the Audit Committee’s appointment of Crowe Horwath LLP as our independent registered public accounting firm. However, our Board is submitting the appointment of Crowe Horwath LLP to the stockholders for ratification as a matter of good corporate practice.

This vote is non-binding, as the Audit Committee has the sole authority to retain and dismiss the Company’s independent registered public accounting firm.  If the stockholders fail to ratify the appointment of Crowe Horwath LLP at the Annual Meeting, the Audit Committee will consider whether or not to appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

The Company expects that a representative of Crowe Horwath LLP will be present at the Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate inquiries from stockholders.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Crowe Horwath LLP for the fiscal years ended December 31, 2013 and 2012:

	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2012
Audit Fees	$182,355	$196,875
Audit-Related Fees	2,500	14,605
Tax Compliance and Consulting Fees	0	0
All Other Fees	2,643	1,272

Total	$187,498	$212,752

Audit Fees

           Audit fees consist of fees and expenses billed by Crowe Horwath LLP for the annual audit of ORM and/or Owens Mortgage Investment Fund, including the audit of our financial statements, reviews of our quarterly financial statements, and for consents and other services related to SEC and other regulatory filings and communications.

Audit Related Fees

           Audit-related fees are fees and expenses billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees."

Tax Compliance and Consulting Fees

           No fees were billed to us by Crowe Horwath LLP for tax compliance and consulting fees, which typically consist of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees

         All other fees consist of fees for products and services other than the services reported above, including accounting guidance subscriptions paid.

         All services rendered by Crowe Horwath LLP were pre-approved by the Audit Committee for 2013 in accordance with its pre-approval policy, and the Audit Committee concluded that the provision of such services by Crowe Horwath LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions. The Audit Committee charter requires that the committee review and pre-approve each audit or permissible non-audit engagement or accounting project involving the independent public accountant, and the related fees or ranges of fees, prior to commencement of the engagement or project subject to certain exceptions if the services meet pre-approval policies that may be established under the charter. The Audit Committee may delegate its pre-approval authority to one or more of its members and, if such delegation occurs, then such member(s) are required to report any pre-approval decisions to the Audit Committee at its next-scheduled meeting.

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2014.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of three directors, Messrs. Bates, Kessler and Schmal, who each served on the Audit Committee during 2013. Each of the committee members is independent as defined in the NYSE MKT rules, and the Board has determined that Mr. Bates is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available on the Company’s web site at www.owensmortgage.com. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining effective internal control over financial reporting. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the Company’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

At a meeting held subsequent to December 31, 2013, the Audit Committee reviewed and discussed with management and Crowe Horwath LLP the audited financial statements of the Company as of and for the year ended December 31, 2013, and the related report prepared by Crowe Horwath LLP. The Audit Committee met with Crowe Horwath LLP, with and without management present, to discuss the results of their audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Crowe Horwath LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, which included among other things a discussion of Crowe Horwath LLP’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting.

The Audit Committee has received from Crowe Horwath LLP the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Crowe Horwath LLP’s independence with Crowe Horwath LLP, and has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee also received regular updates on the amount of fees and scope of audit and other services provided by Crowe Horwath LLP.

Based on the review and discussions referred to above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2013, be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. The Audit Committee also appointed Crowe Horwath LLP as the Company’s registered public accounting firm for the year ending December 31, 2014 and is presenting this appointment to the Company’s stockholders for ratification.

By the Audit Committee:
M. Lyman Bates, Jr., Chair
James Matthew Kessler
Dennis George Schmal

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

GOVERNANCE OF OUR COMPANY

Pursuant to our charter and bylaws and the MGCL our business and affairs are managed under the direction of our Board of Directors. Members of our Board keep informed of our business by participating in meetings of our Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers. Our Board has developed corporate governance practices to help it fulfill its responsibility to ORM to oversee the work of management and the Manager in the conduct of our business. The governance practices are memorialized in a written set of corporate governance guidelines (the “Guidelines”), our charter, bylaws, policies and committee charters, which form the framework for our governance and are further described below.

Board Leadership Structure

Our Board is currently comprised of five members and conducts its business through regular quarterly (or additional) meetings and through actions taken by written consent in lieu of meetings. During 2013, the Board held three meetings and each director attended 100% of the meetings of the Board and of the committees on which he served.  Although we do not have a policy requiring director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting.

Two of our directors, William C. Owens and Bryan H. Draper, are affiliated with the Manager. Mr. Owens has served as our Chairman and Chief Executive Officer since the incorporation of ORM on August 9, 2012. We believe that combining the positions of Chairman and Chief Executive Officer is the best corporate governance leadership structure for us at this time because it permits clear accountability, effective decision-making and alignment on corporate strategy. Although we believe that it is more effective for us to combine the positions of Chairman and Chief Executive Officer, we recognize the importance of strong independent leadership on the Board.

We believe that our Board’s independent oversight is substantial. The Guidelines provide that a majority of the directors serving on our Board must be “independent” as defined by the NYSE MKT rules.   Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that three of our five current directors, M. Lyman Bates Jr., Dennis G. Schmal and James M. Kessler, qualify as independent directors under the NYSE MKT rules. In addition, each of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors as required by the charters of those committees. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties.

The independent Board members have decided to hold meetings periodically without the affiliated directors or other persons who are members of management present. Further, it is our policy, as a matter of good corporate governance and pursuant to the Guidelines, to have a majority of our independent directors elect a “lead independent director” to preside at these meetings. Presently, our independent directors meet during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the lead independent director or another independent director. The appointment of a lead independent director is generally for a one-year term or until his successor is appointed. Mr. Schmal is our current lead independent director.

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The three independent directors, Messrs. Bates, Kessler and Schmal, are the current members of each committee. Our Board has determined, based upon its qualitative assessment of his relevant level of knowledge and business experience that Mr. Bates (the chairman) qualifies as an “audit committee financial expert” for purposes of, and as defined by, applicable SEC rules and has the requisite accounting or related financial management expertise required by the NYSE MKT rules. In addition, our Board has determined that all of the members of the Audit Committee are financially literate as required by the NYSE MKT rules. Mr. Schmal currently serves on the audit committees of five public companies (including ours). In accordance with our Audit Committee charter and the Guidelines, these obligations have been disclosed to our Board. Our Board has determined that serving on the audit committee of four other public companies does not impair Mr. Schmal’s ability to effectively serve on our Audit Committee.  The primary functions of the committees are described below.

Audit Committee. This committee, which met three times during 2013, among other things acts on behalf of the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity of our financial statements and the audit and reporting processes;

•	our system of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the Company’s overall risk profile.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees, and reviewing with management and the independent auditors our interim and audited annual financial statements as well as approving the filing of our financial statements. The Audit Committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on May 20, 2013, and is available on our web site at www.owensmortgage.com. The Audit Committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors without the presence of management.

Compensation Committee. This committee, which met three times during 2013, among other things acts on behalf of the Board of Directors to:

•	discharge the Board’s responsibilities relating to compensation to be paid by us, if any, to our directors and executive officers;

•
oversee the compensation and fees payable to, and the performance of, the Manager under the Company’s charter and the management agreement dated May 20, 2013 (the “Management Agreement”) with our Manager (which is described in this Proxy Statement under “Related Party Transactions”); and

•	produce any report on executive compensation required to be included in our proxy statement for our annual meetings of stockholders.

The Compensation Committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on May 20, 2013, and amended by the Board on March 20, 2014, and is available on our web site at www.owensmortgage.com.

Nominating and Corporate Governance Committee. This committee, which met two times during 2013, among other things acts on behalf of the Board of Directors to:

•	identify qualified director candidates, consistent with criteria approved by the Board and included in the committee’s charter and to recommend nominees for election to the Board;

•
develop and recommend to the Board corporate governance guidelines (including the Guidelines) and principles, and the implementation and monitoring of compliance with such corporate governance guidelines and principles;

•	review matters involving the general operation of the Board, including Board size and composition and committee composition and structure;

•	recommend the directors to serve on each committee of the Board;

•	oversee the annual assessment of the Board and committee performances, and the performance of individual directors; and

•	ensure the Company is in compliance with the NYSE MKT rules;

For a discussion of the consideration of diversity in the process by which candidates for director are considered for nomination by the Nominating and Corporate Governance Committee, and the process for identifying and evaluating nominees for director, including nominees recommended by stockholders, see “Governance of Our Company— Director Qualifications” in this Proxy Statement. The Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on May 20, 2013, and is available on our web site at www.owensmortgage.com.

Board Role in Risk Oversight

Senior management and our Manager are responsible for the day-to-day management of risks we face. Our Board of Directors has overall responsibility for overseeing risk management with a focus on the more significant risks facing us. In this regard, the Board and its standing committees regularly meet with senior management and the Manager to review material strategic, operational, financial, compensation and compliance risks.  The Board has also delegated certain risk management oversight responsibility to its Board committees.

Our Audit Committee assists the Board in fulfilling its oversight responsibilities for our accounting and financial reporting processes and the audits of our financial statements, as detailed in the discussion of its responsibilities above. The Audit Committee also is responsible for reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our policies and practices with respect to risk assessment and risk management. The Audit Committee receives regular reports from management on the status of our internal controls and ensures that appropriate steps are being taken to mitigate any risk.

The Compensation Committee assists our Board by considering and addressing risk as it relates to compensation and benefit decisions, including through its review of our Manager’s performance, compensation and the Management Agreement with our Manager, as detailed in the discussion of its responsibilities above. The Nominating and Corporate Governance Committee assists our Board by considering and addressing risk as it relates to corporate governance matters and other matters, as detailed in the discussion of its responsibilities above. The Compensation Committee, Nominating and Corporate Governance Committee and the Audit Committee routinely report their findings to the full Board at the next regularly scheduled Board meeting following their committee meetings and when appropriate.

The Company believes that the extent of the Board's (and its committees') role in risk oversight complements the Board's leadership structure because it allows the Company's independent directors, through the three fully independent Board committees, executive sessions with the independent auditors, and otherwise, to exercise oversight of risk without conflicts of interest that might discourage critical review.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which requires our directors, employees (if any),  officers (including our Chief Executive Officer and Chief Financial Officer), and the personnel of our Manager, to abide by high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers a variety of topics, including those required by the SEC and the NYSE MKT rules. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Business Conduct and Ethics is available for viewing on our web site at www.owensmortgage, and a copy may also be obtained by stockholders, free of charge, by writing to us at Owens Realty Mortgage, Inc., 2221 Olympic Boulevard, Walnut Creek, CA 94595, Attention: Bryan Draper, Secretary. We intend to post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to our Chief Executive Officer and Chief Financial Officer) on our web site. The Code of Business Conduct and Ethics was adopted by the Board of Directors on May 20, 2013.

Corporate Governance Guidelines

Our Board has adopted the Guidelines that address significant issues of corporate governance and set forth procedures and policies by which our Board of Directors carries out certain of its responsibilities. Among the areas addressed by the Guidelines are the composition of our Board, its functions and key responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our Board and its committees. The Guidelines are available for viewing on our website at www.owensmortgage.com. We will also provide the Guidelines, free of charge, to stockholders who request them by writing to us at Owens Realty Mortgage, Inc., 2221 Olympic Blvd, Walnut Creek, CA 94595, Attention: Bryan Draper, Secretary. The Guidelines were adopted by the Board of Directors on May 20, 2013 and amended by the Board on March 20, 2014.

Director Qualifications

The Board believes that it should be comprised of directors with complementary backgrounds, and that directors should, at a minimum, have expertise that will strengthen our Board’s collective qualifications, skills, experience and viewpoints. Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. It considers the personal and professional attributes and the business experience of each director candidate to promote diversity of expertise and experience among our directors. Additionally, directors should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including:

•	the independence of the candidate from the Manager and whether the candidate meets the criteria for membership of the audit or other committees;
•	personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

•	experience in the Company’s industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	diversity (of both background and experience);
•	academic expertise in an area of the Company’s operations; and
•	practical and mature business judgment, including the ability to make independent analytical inquiries.
When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent directors or others. While there is no formal policy for considering candidates that are proposed by stockholders, candidates proposed in writing by stockholders entitled to vote in the election of directors will be considered and evaluated by the Nominating and Corporate Governance Committee under the same criteria applied to other candidates. The committee or its chairman will interview a candidate if it is believed the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board, it will recommend the candidate's election to the full board.

Stockholder Communications with Directors

Our Board has adopted an Investor Relations Policy, available on its website at www.owensmortgage.com, that establishes a process by which stockholders or other interested parties may communicate in writing with our full Board, any individual member or any committee or other group of our Board, or our independent directors as a group. Any such communications should be addressed to the Board or any such individual directors or group or committee of directors by either name or title (provided that communications intended for the independent directors as a group may be addressed to the independent directors as a group or to the lead independent director, who is currently Dennis G. Schmal) and addressed to Owens Realty Mortgage, Inc., 2221 Olympic Blvd., Walnut Creek, CA 94595, Attention: Investor Relations.

All communications to directors received as set forth in the Investor Relations Policy will be opened by the office of the Company’s Corporate Compliance Officer for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to any individual director, the full Board of Directors, or any group or committee of directors, the office of the Corporate Compliance Officer will make sufficient copies of the contents to send to each addressee.  Any such communications may be made anonymously. Communications regarding accounting matters may be sent in writing to the Company’s main address, attention Chief Financial Officer, or by calling the Company’s telephone hotline: (925) 946-4190.

Related Party Transaction Policy and Procedures

The Company has adopted a written policy for approval of transactions and arrangements between the Company and the Company’s current and recent former directors, director nominees, current and recent former executive officers, greater than five percent stockholders and their immediate family members, and entities where any of the foregoing persons is employed or serves as a general partner, principal or in a similar position (each, a “Related Party”).

The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other things, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party under similar circumstances, the extent of the Related Party’s interest in the transaction, and the conflicts of interest provisions and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics.  The Related Party transaction must be approved or ratified by the Audit Committee in accordance with the provisions of the policy and in accordance with relevant provisions of the Company’s charter, bylaws and applicable provisions of the MGCL.

The Audit Committee has considered and adopted standing pre-approvals under the policy for certain limited transactions with Related Parties that meet specific criteria. Information on transactions subject to pre-approval is to be provided to the Audit Committee at its next regularly scheduled meeting. Pre-approved transactions are limited to:

•
compensation to an executive officer or director of the Company if (a) the related compensation is required to be reported in the Company’s proxy statement under the SEC’s compensation disclosure requirements or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve and the Board has approved) such compensation;

•
certain transactions in the Company’s ordinary course of business where the Related Party’s interest arises only from:  (a) the Related Party’s position as a director of another entity that is a party to the transaction; (b) from direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) that is a party to the transaction; (c) from both such position described in (a) and ownership described in (b); or (d) from the Related Party’s position as a limited partner in a partnership  in which all Related Parties in the aggregate have an interest of less than 5% and the Related Party  is not a general partner of and does not have another position in such partnership;

•
certain transactions in the Company’s ordinary course of business where the Related Party’s interest arises solely from the ownership of the Company’s Common Stock and holders of the Company’s Common Stock received the same benefit on a pro rata basis; and

•
certain transactions involving a Related Party where the rates or charges involved are determined by competitive bids, or transactions involving the rendering of services as a common or contract carrier, or as a public utility, at rates or charges fixed in conformity with law or a governmental authority.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

The Board of Directors generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of March 31, 2014. The business address of each executive officer is c/o Owens Realty Mortgage, Inc., 2221 Olympic Blvd., Walnut Creek, CA 94595.

Name	Age	Information about Executive Officers
William C. Owens	63

Mr. Owens has served as our President and a Board member since our inception in 2012, and as our Chief Executive Officer since January 2013.  He has also been President of the Manager since April 1996 and a member of the Board of Directors and the Loan Committee of the Manager and the Chief Executive Officer of the Manager since 1996. Further information about Mr. Owens may be found under “Proposal 1: Election of Director - Information about the Director Nominee and the Continuing Directors” in this Proxy Statement.

Bryan H. Draper	56
Mr. Draper has served as our Secretary and Treasurer since our inception in 2012, our Chief Financial Officer since January 2013, and as a member of our Board since the consummation of the Merger on May 20, 2013.  He has also been Chief Financial Officer and Corporate Secretary of the Manager since December 1987 and a member of the Board of Directors of the Manager since January 1997.  Further information about Mr. Draper may be found under “Proposal 1: Election of Director -Information about the Director Nominee and the Continuing Directors” in this Proxy Statement.

William E. Dutra	52
Mr. Dutra has served as an Executive Vice President since March 2014 and member of the Board of Directors and the Loan Committee of the Manager since January 1997. Mr. Dutra previously served as a Senior Vice President and has been one of its employees since February 1986. Mr. Dutra has responsibility for loan committee review, loan underwriting and loan production.

Andrew J. Navone Daniel J. Worley	57 43
Mr. Navone has served as a Senior Vice President and a member of the Board of Directors and the Loan Committee of the Manager since January 1999 and has been one of its employees since August 1985. Mr. Navone is a licensed real estate broker. Mr. Navone has responsibilities for loan committee review, loan underwriting and loan production.

Mr. Worley has served as a Senior Vice President and Assistant Secretary since June 2013 and is responsible for capital markets, investor relations, regulatory compliance, and governance. In addition, he is a member of the senior management team and participates in executive management and strategy. Prior to joining the Company, from July 2012 to June 2013, he served as a consultant to Owens Mortgage Investment Fund. From July 2010 to October 2011, he was the Chief Strategy Officer at Mason-McDuffie Real Estate where his responsibilities included strategy, corporate development, governance, and legal matters. From May 2001 to October 2010, he co-founded and served as the Chief Operating Officer of NorthPoint Financial Group/SmartZip Analytics where his responsibilities included executive management, strategy and governance. From January 1998 to May 2001, he was the Managing Director of the Berkeley Center for Advanced Technology where his responsibilities included venture fund management, investment due diligence, investment oversight and LP relations.

Melina A. Platt	47
Ms. Platt has been Controller of the Manager since May 1998.  Ms. Platt is a certified public accountant and is responsible for all accounting, finance, and regulatory agency filings of the Company. Ms. Platt was previously a Senior Manager with KPMG LLP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have no employees other than six full-time and two part-time employees that work for one of our subsidiaries. We are managed by our Manager pursuant to the terms of our charter and the Management Agreement. See “Related Party Transactions” in this Proxy Statement for a description of certain relevant terms of the charter and the Management Agreement including the management fees payable to our Manager thereunder and our expense reimbursement obligations to our Manager.

We do not have agreements with any of our executive officers or any employees of our Manager with respect to their compensation. Our executive officers are employees of our Manager and do not receive cash, equity or other compensation from us for serving as our executive officers. We did not pay any compensation to our executive officers nor did we make any grants of equity or other plan-based awards of any kind to them, during 2013, and we have no plans to do so for 2014. None of our executive officers received any options or stock directly from us prior to December 31, 2013, and we have no plans to do so for 2014. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us.

COMPENSATION OF INDEPENDENT DIRECTORS

Each of our independent directors, Messrs. Bates, Kessler and Schmal, were appointed to the Board of Directors on May 20, 2013 in connection with the completion of the Merger.  In 2013, each of our independent directors was paid a cash retainer at an annual rate of $20,000, payable in advance in quarterly installments of $5,000. In addition, in 2013, Mr. Bates was paid an additional retainer at the annual rate of $5,000 for services as the Chairman of the Audit Committee, and Mr. Schmal was paid an additional retainer at the annual rate of $5,000 in aggregate for services as the Chairman of both the Compensation Committee and Nominating and Corporate Governance Committee, which retainers are payable in advance in semi-annual installment on the first day of January and July of each year.  In 2014, we will continue to pay the same annual cash retainers that we paid in 2013 to our independent directors who serve on the Board or as chairman of one or more of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee. We also reimburse all members of our Board for their travel expenses incurred in connection with their attendance at Board, committee and stockholder meetings. We pay directors’ fees only to those directors who are independent under the NYSE MKT rules.

The following table summarizes the compensation received by our independent directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash($)
M. Lyman Bates, Jr.	$17,500
James M. Kessler	$15,000
Dennis G. Schmal	$17,500

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 2014 (unless otherwise indicated), of each current director and director nominee, each of our executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our Common Stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Beneficial owners of more than 5%:
Freestone Investments, LLC (2)	554,592	5.15%
Freestone Capital Management, LLC(2)	653,227	6.07%
Gary Furukawa(2)	678,119	6.30%
1918 Eighth Ave., Suite 3400
Seattle, Washington 98101
Executive officers and directors:
William C. Owens (3)(4)	147,109	1.37%
Bryan H. Draper(5)	37,473	*
James M. Kessler(6)	29,074	*
Dennis G. Schmal	2,000	*
M. Lyman Bates, Jr.	--	*
Daniel J. Worley	--	*
William E. Dutra(7)	7,589	*
Andrew J. Navone(8)	21,270	*
Melina A. Platt	1,000	*

All executive officers and directors as a group (9 persons)	245,515	2.28%
___________________________
*	Less than one percent.

(1)	The address of each of the executive officers and directors listed above is c/o Owens Realty Mortgage, Inc., 2221 Olympic Boulevard, Walnut Creek, California 94595.

(2)
This information is based on a Schedule 13G filed with the SEC on February 12, 2014, by Freestone Investments, LLC, a Washington limited liability company (“FI”), Freestone Capital Management, LLC, a Delaware limited liability company (“FCM”), and Gary I. Furukawa (“Furukawa”, and collectively, the “Reporting Persons”). FI is the general partner of Freestone Opportunity Partners LP (“FOP”) and Freestone Opportunity Qualified Partner LP (“FOQP”), and reports beneficial ownership of 256,254 shares of Common Stock held directly by FOP and 298,698 shares of Common Stock held directly by FOQP.  FCM is the investment manager for FOP and FOQP, as well as various managed accounts that own Common Stock and  reports beneficial ownership of the 256,254 shares of Common Stock held directly by FOP, the 298,698 shares of Common Stock held directly by FOQP and an additional 98,275 shares of Common Stock held in managed accounts.  Furukawa reports beneficial ownership of an additional 24,892 shares of Common Stock and has reported he may be deemed a beneficial owner of the shares of Common Stock held by FI and FCM due to his directorship of Freestone Capital Holding, LLC which directly or indirectly owns all the equity of FI and FCM.

(3)
Mr. Owens owns 56.0976% of Owens Financial Group, Inc., our Manager and shares voting power at the Manager with Mr. Draper, Mr. Dutra and Mr. Navone, each of whom own 14.6341% of the Manager. Mr. Owens’ is reporting beneficial ownership of 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield. Inc. (a wholly-owned subsidiary of the Manager), with respect to which he has shared voting and investment power. Mr. Owens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(4)
Includes: 360 shares of Common Stock held by Owens Trust dated February 24, 1998, the trustee of which is Mr. Owens. Also includes (i) 8,426 shares of Common Stock held by MNO Trust FBO Dolores Owens, the trustee of which is Mr. Owens; and (ii) 4,637 shares of Common Stock held by Belmar, a California limited partnership of which Mr. Owens owns 49.22%.  Mr. Owens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Also includes 6,361 shares of Common Stock held indirectly by Mr. Owens spouse and 30,540 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan.

(5)
Includes 4,543 shares of Common Stock held by Draper Family Partnership of which Mr. Draper is a 50% owner.  Mr. Draper disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.  Also includes: (i) 12,374 shares of Common Stock held by Draper Family Trust dated May 16, 2000 of which Mr. Draper is co-trustee; (ii) 1,000 shares of Common Stock indirectly by Mr. Draper’s spouse; and (iii) 13,000 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield. Inc.

(6)
Mr. Kessler owns 29,074 shares of Common Stock through two trusts. Mr. Kessler has sole voting and investment power over 17,836 shares of Common Stock held in one of those trusts and shared voting and investment power over shares of Common Stock held in the other trust.

(7)
Includes 2,689 shares of Common Stock held by The Dutra Trust of which Mr. Dutra is a co-trustee and 4,900 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield. Inc.

(8)
Includes 6,494 shares of Common Stock held by the Navone Family 2001 Revocable Trust of which Mr. Navone is a co-trustee, 1,684 shares of Common Stock indirectly by Mr. Navone’s daughters, and 10,592 shares of Common Stock held by A & D Navone Ranch LLC of which Mr. Navone owns 50%.  Mr. Navone disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Includes 2,500 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield. Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ORM. Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.

Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to us and/or written representations from our directors, executive officers and 10% Holders that no other reports were required to be filed, we believe that for the year ended December 31, 2013 our directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them.

RELATED PARTY TRANSACTIONS

Ownership of the Manager

The voting common stock of our Manager, Owens Financial Group, Inc., is owned as follows: 56.098% by William C. Owens and 14.634% each by Bryan H. Draper, William E. Dutra and Andrew J. Navone.

Management Fees and Expenses

We have entered into a Management Agreement with our Manager, Owens Financial Group, Inc., which describes the services to be provided by our Manager.  The compensation payable to the Manager for those services and certain other important provisions relating to the Manager are described in our charter. The Manager manages our day-to-day operations and business, subject to the supervision and oversight of our Board of Directors.  The Manager is required to act in accordance with policies and restrictions contained in the Company’s charter and additional investment policies that have been adopted by our Board of Directors.

The Management Agreement continues in effect for the duration of the existence of the Company, unless earlier terminated by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock by the Manager in response to an amendment to its compensation, automatically in certain circumstances relating to the assignment of the Management Agreement or by either party for cause as defined therein.

The fees payable to the Manager as described in the charter may not be changed without the approval of Board, the holders of a majority of the outstanding shares of Common Stock or the Manager. The charter provides for the payment of the following fees by the Company and by borrowers:

Fees paid by the Company. The Manager is entitled to receive the following fees from the Company:

• Management Fee.  The Manager receives a management fee payable monthly, subject to a maximum fee of 2.75% per year of the average unpaid balance of the Company’s mortgage loans at the end of each month in the calendar year. The maximum payment is calculated on an annual basis; thus, the management fee in any one month could exceed .2292% (2.75% / 12 months) of the unpaid balance of Company’s mortgage loans at the end of such month, provided that the maximum annual management fee will not exceed 2.75% of the average unpaid balance the Company’s mortgage loans at the end of each month in the calendar year. Management fees amounted to approximately $1,664,000 and $1,761,000 for the years ended December 31, 2013 and 2012, respectively.

• Loan Servicing Fee.  The Manager may act as servicing agent with respect to the Company’s mortgage loans, in consideration for which it will be entitled to receive from ORM a monthly fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan, or up to 0.25% per year of the unpaid balance of ORM’s mortgage loans at the end of each month. Servicing fees amounted to approximately $152,000 and $165,000 for the years ended December 31, 2013 and 2012, respectively.

Fees paid by borrowers. The Manager is entitled to receive directly from borrowers the following fees:

• Acquisition and Origination Fees.  The Manager or its affiliates is entitled to receive and retain all fees and commissions paid or payable to it by any party other than ORM and any subsidiary in connection with ORM making or investing in mortgage loans. Included in the computation of such fees or commission is any selection fee, mortgage placement fee, nonrecurring management fee and any origination fee, loan fee or points paid by borrowers to the Manager or any fee of a similar nature, however designated. Such fees earned by the Manager amounted to approximately $658,000 and $24,000 on loans originated or extended of approximately $18,977,000 and $800,000 for the years ended December 31, 2013 and 2012, respectively.

• Late Payment Charges.  The Manager is entitled to receive and retain all additional charges paid by borrowers on delinquent loans and loans past maturity held by ORM, including additional interest and late payment fees. The amounts paid to or collected by the Manager for late payment charges totaled approximately $5,000 and $37,000 for the years ended December 31, 2013 and 2012, respectively.

         The Manager is entitled to be reimbursed by ORM for any expenses (subject to certain exceptions outlined in the charter and the Management Agreement) paid by the Manager, including, without limitation, legal and accounting expenses, filing fees, printing costs, and goods, services and materials used by or for ORM. Additionally, the Manager is entitled to reimbursements for salaries for non-management and non-supervisory services.  For the years ended December 31, 2013 and 2012, ORM recorded expenses totaling approximately $742,000 and $664,000, respectively, related to expense reimbursements to the Manager.

Coeur D’Alene, Idaho

The Manager held a participated first deed of trust (with ORM) and a fourth deed of trust secured by six improved, residential lots located in Coeur D’Alene, Idaho. During 2011, ORM and the Manager foreclosed on the first deed of trust with an aggregate principal balance, past due interest, fees and advances of approximately $3,531,000 to ORM and $1,502,000 to the Manager and obtained the property via the trustee’s sale. The Manager’s fourth lien was terminated upon this foreclosure.  Due to an intercreditor agreement between ORM and the Manager, ORM has a right to receive its entire investment in the loan (including all past due interest at the time of foreclosure) prior to any amounts to be paid to the Manager once the property is sold. It was determined that the fair value of the property was lower than ORM’s investment in the loan and a specific loan allowance of approximately $426,000 was recorded. This amount was then recorded as a charge-off against the allowance for loan losses at the time of foreclosure along with an additional charge to provision for loan losses of approximately $2,000. After foreclosure, it was determined that approximately $530,000 in additional improvement costs would be required to complete the lots and ready them for sale. Thus, an additional impairment loss was recorded of $530,000 during 2011. ORM and the Manager have earned no income on this property since foreclosure. ORM recorded additional impairment losses on this property of approximately $653,000 and $372,000 during the years ended December 31, 2013 and 2012.

TOTB Miami

During 2007, each of the Manager and ORM funded a $10,000,000 and $30,000,000, respectively, portion of a $75,200,000 mortgage loan and entered into a co-lending agreement with PRC Treasures LLC, or PRC, and Titan Capital, or Titan, for the loan. The loan was secured by a condominium complex located in Miami, Florida consisting of three buildings, two of which have been renovated and in which 169 units remain unsold and one which contains 160 units that have not been renovated. During 2009, ORM purchased Titan’s interest in the loan (total principal, interest and protective advances due of approximately $9,353,000) for $2,800,000. During 2011, the loan was contributed by the co-lenders to a new limited liability company, TOTB Miami, LLC (“TOTB”), which was formed to own and operate the property. The loan was subsequently foreclosed upon and the property acquired by TOTB via the trustee’s sale. At the time of foreclosure, it was determined that ORM’s portion of the fair value of the property was lower than ORM’s total investment in the loan (including a previously established loan loss allowance of $10,188,000) and an additional charge to provision for loan losses of approximately $450,000 was recorded during 2011 (total charge-off of $10,638,000). In 2012, ORM made a priority capital contribution to TOTB in the amount of $7,200,000. TOTB then purchased PRC’s member interest in TOTB for $7,200,000. Thus, the remaining members in TOTB are now ORM and the Manager. On the same date, ORM and the Manager executed an amendment to the TOTB operating agreement to set the percentage of capital held by each at 80.74% for the ORM and 19.26% for the Manager based on the dollar amount of capital invested in TOTB (approximately $34,803,000 for ORM and $8,304,000 for the Manager). Income and loss allocations are now made based on these percentages after a 15% preferred return to ORM based on its additional $2,583,000 contribution to TOTB in 2011 (which was returned to ORM in December 2013). ORM and the Manager earned net income (loss) from TOTB of approximately $201,000 and $(46,000), respectively, during 2013 and $(3,000) and $151,000, respectively, during 2012.

Office Lease

ORM does not have any separate offices. The Manager operates from its executive offices at 2221 Olympic Boulevard, Walnut Creek, California 94595, or the Executive Office. The lessor of the Executive Office is Olympic Blvd. Partners, a California General Partnership, or OBP, of which the Manager is a 50% general partner. The Executive Office is the sole asset of OBP. The lease agreement, or the Office Lease, between OBP and the Manager for the Executive Office has a term extending until October 31, 2014. The Manager pays rent in the amount of $14,200 per month to OBP under the Office Lease.  For each of the years ended December 30, 2013 and 2012, Owens Financial Group paid $170,400 to OBP for use of the Executive Office. The Executive Office is subject to a deed of trust in the amount of $726,628 as of December 31, 2013 with monthly payments of interest and principal of $4,565.88 and the remaining principal balance of $617,013 due on February 28, 2018. The loan is subject to a prepayment penalty equal to 2% of any unscheduled principal payments made in the twelve month period prior to January 31, 2015 and 1% of any unscheduled principal payments made in the twelve month period prior to January 31, 2016.

PROPOSALS OF STOCKHOLDERS

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act will be given careful consideration by our Nominating and Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the stockholder proposal must be received by our Secretary at Owens Realty Mortgage, Inc., on or before December 24, 2014. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such annual meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a stockholder proposal submitted outside of Rule 14a-8, including any proposal of business or nominations for the Board of Directors made by stockholders, to be considered at the 2015 annual meeting of stockholders, our bylaws require that such proposal must be made by written notice (setting forth the information required by our current bylaws) and received by our Secretary not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to April 23, 2015. Accordingly, to submit a director candidate for consideration for nomination at our 2015 annual meeting of stockholders, stockholders must submit the recommendation, in writing and in accordance with our bylaws by December 24, 2014, but in no event earlier than November 24, 2014.

DELIVERY AND HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e. the proxy statement and annual report) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders. Once a stockholder has received notice from its broker that they will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder revokes consent to “householding” or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Owens Realty Mortgage, Inc., 2221 Olympic Blvd., Walnut Creek, CA 94595, Attn: Bryan Draper, our Secretary or by calling our Investor Relations Department at (925) 935-3840. In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to “householding.” Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact us as specified above or their respective brokers.

FINANCIAL STATEMENTS AVAILABLE

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. WE WILL ALSO PROVIDE COPIES OF ANY EXHIBITS TO THE FORM 10-K FREE OF CHARGE IF SPECIFICALLY REQUESTED. REQUESTS SHOULD BE DIRECTED TO BRYAN DRAPER, OUR SECRETARY AT OWENS REALTY MORTGAGE, INC., 2221 OLYMPIC BOULEVARD, WALNUT CREEK, CALIFORNIA 94595.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, it is the intention of the persons named as proxies in the accompanying proxy card, or their substitutes, to vote in accordance with their discretion on such matters.